UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 20th, 2012

Date of Report

(Date of earliest event reported)

Teleconnect Inc.

(Exact name of registrant as specified in its charter)

Florida	0-230611	90-0294361
(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

Oude Vest 4

4811 BD Breda

The Netherlands

(Address of principal executive offices)

Registrant's telephone number, including area code:  011-31-630-048-023

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 3	Securities and Trading Markets

Item 3.02	Unregistered Sales of Equity Securities

On August 20th, 2012, an investor agreed to purchase 250,000 shares of common stock of Teleconnect Inc. (the “Company”). On September 24th, 2012, the same investor purchased an additional 250,000 shares of common stock of the Company and on October 23rd, 2012, 350,000 more shares of common stock of the Company. The Company issued a total of 850,000 shares of its restricted common stock to the investor in exchange for an aggregate price of €518,000 for the purchase of such shares.

In addition, on November 16th, 2012 the Company issued a total of 150,000 shares of its restricted common stock to three individual investors that each invested €50,000 of capital for an aggregate price of €150,000 between November 14th and 15th, 2012.

There were no underwriting discounts or commission paid in connection with the above described sales. The securities were offered and sold only to persons other than U. S. persons in reliance upon Regulation S promulgated under the Securities Act of 1933, as amended.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 16th, 2012

Teleconnect Inc.
/s/ Dirk L. Benschop
Dirk L. Benschop, President

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